Exhibit 10.5

NEITHER THIS CONVERTIBLE DEBENTURE, NOR THE SHARES ISSUABLE UPON CONVERSIONS HEREOF, HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ACCORDINGLY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION ACCEPTABLE TO THE COMPANY.

CONVERTIBLE DEBENTURE

$5,000,000.00	November 14, 2008

FOR VALUE RECEIVED, the undersigned, Microfluidics International Corporation, a corporation duly formed under the laws of the State of Delaware (the “Issuer”), hereby unconditionally promises to pay to the order of Global Strategic Partners, LLC (the “Holder”), in lawful money of the United States of America and in immediately available funds, the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) on the Maturity Date (as hereinafter defined), together with interest thereon calculated and payable as provided below.  This Debenture is being issued pursuant to the terms of the Debenture and Warrant Purchase Agreement dated as of November 14, 2008 (the “Agreement”).

1.             Interest on the outstanding principal amount of this Convertible Debenture (this “Debenture”) shall be computed on the basis of twelve 30-day months in a 360-day year and shall be payable quarterly in arrears.  The principal of this Debenture shall bear interest at the rate of nine percent (9%) per annum, or if less, at the highest rate permitted by applicable law.  All accrued but unpaid interest on the principal amount of this Debenture shall be due and payable in cash on the first business day of each calendar quarter (each an “Interest Payment Date”).

2.             The outstanding principal amount of this Debenture and all accrued and unpaid interest thereon shall be due and payable on (i) November 14, 2015 or (ii) the acceleration of the maturity of this Debenture by the Holder upon the occurrence of an Even of Default (as defined below) (such earlier date, the “Maturity Date”).

3.             On the Maturity Date, any Interest Payment Date prior thereto or a Change of Control Event (as defined below), at the written election of the Holder and upon three (3) business days’ notice to the Issuer, all or any portion of the outstanding principal amount of this Debenture may be converted (the “Conversion”) into that number of shares of the Issuer’s common stock, par value $.01 per share (the “Common Stock”) equal to the quotient of:  (i) the outstanding principal amount of this Debenture, divided by (ii) $1.25 (the “Conversion Price”), rounded to the nearest share.  Upon the Conversion, all or any portion of the accrued and unpaid interest on the outstanding principal of this Debenture to be converted as provided herein shall become immediately due and payable which amount may be payable in the form of such securities in accordance with the formula set forth above.  The Issuer shall use its best efforts to amend its Certificate of Incorporation at its next Annual Meeting of the Stockholders, which meeting shall be held no later than June 30, 2009, to increase its duly authorized shares of Common Stock by such number as would be required for the Issuer to fulfill its obligations in full upon conversion of this Debenture and the exercise of the Warrant (as such term is defined in the Agreement).  The Holder shall not have any voting rights or other rights as a shareholder of the Issuer under this Debenture prior to the Conversion.

4.             At any time that this Debenture is outstanding, the Issuer agrees to use its best efforts to cause the election to its Board of Directors of at least one person designated by the Holder, and such additional persons designated by the Holder as may be necessary to cause the Holder’s representation on the Board of Directors of the Issuer to be proportional to the Holder’s stockholdings in the Issuer.  As an illustration, and without limiting the application of the foregoing provision, if the Issuer has a five person Board of Directors the Issuer shall be entitled to have its designee elected to the Board of Directors until such time as this Debenture has been retired in full; and, at such time as the Holder acquires 40% or more of the Common Stock of the Issuer, the Issuer agrees to use its best efforts to cause the election of a second (2nd) designee of the Holder to the Issuer’s Board of Directors.

5.             Immediately following the date hereof the Issuer shall exercise its best efforts to cause all of the shares of Common Stock issuable upon Conversion hereof to be registered with the Securities and Exchange Commission.

6.             Notwithstanding anything in this Debenture to the contrary, should an Event of Default, as such term is defined herein, occur and be continuing, interest on the outstanding principal amount of this Debenture and unpaid interest shall be increased by two percent (2%) per annum, or if less, at the highest rate permitted by applicable law. and the outstanding balance of the principal amount, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate until such Event of Default is cured or waived.  For purposes of this Debenture, each of the following events shall constitute an Event of Default:

(i)            The Issuer shall default in the payment of principal of or interest on this Debenture after the same becomes due and payable, whether at the Maturity Date or at a date fixed for the payment of any installment or prepayment thereof or otherwise, and such default shall remain uncured for five (5) business days after notice thereof to Issuer;

(ii)           default shall occur in the observance or performance of any covenant, obligation or agreement of the Issuer under this Debenture, the Agreement, the Security Agreement (as that term is defined in the Agreement) or any other agreement pursuant to which the Issuer or any other person provides a guaranty or a lien on its assets in favor of the Holder and such default shall continue uncured for a period of fifteen (15) days after the Issuer knew or should have known, exercising reasonable diligence, of the event or circumstances giving rise to such default;

(iii)          any representation, warranty or certification made by the Issuer herein or in the Agreement or the Security Agreement in any certificate, report, document, agreement or instrument delivered pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material, respect on the date or dates as of which made (any such falsity being a “Representation Default”) and, to the extent the event or circumstances giving rise to such Representation Default is amenable to being cured such that the Representation Default would no longer exist, such Representation Default shall continue uncured for a period of fifteen (15) days after the Issuer knew or should have known, exercising reasonable diligence, of the event or circumstances giving rise to such Representation Default;

(iv)          the Issuer shall (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (B) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property if such appointment is not terminated or dismissed within thirty (30) days, (C) make an assignment for the benefit of creditors, (D) fail generally, or admit in writing to its inability, to pay its debts as they become due, (E) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (F) become subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or have an order for relief entered against it in any proceeding under the United States Bankruptcy Code;

(v)           the Issuer shall not have amended its Certificate of Incorporation on or before June 30, 2009 to increase its duly authorized shares of Common Stock by such number as would be required for the Issuer to fulfill its obligations in full under this Debenture and the Warrant issuable under the Agreement; or

(vi)          Any of the following occurs (each a “Change of Control Event”):  (A) a sale, lease or other disposition of all or substantially all of the assets of Issuer; (B) a merger, consolidation, reorganization, sale of shares by Issuer or share exchange or sale of shares by the stockholders of Issuer, or other similar transaction or series of related transactions, which results in Issuer’s stockholders immediately prior to such transaction holding less than fifty percent (50%) of the voting power of the outstanding securities of the surviving, continuing or purchasing entity (other than by Holder’s exercise of the Warrant); or (C) the direct or indirect acquisition by any person or related group of persons (other than the Holder or an acquisition from or by the Issuer or by a Issuer-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Issuer) of beneficial ownership (within the meaning of Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Issuer’s outstanding securities.

7.             Notwithstanding anything in this Debenture to the contrary, in case an Event of Default shall occur, payment of this Debenture shall be accelerated and the entire unpaid principal amount of this Debenture, and all accrued and unpaid interest thereon, shall become immediately due and payable in full.  Upon the occurrence of an actual or deemed entry of an order for relief with respect to the Issuer under the United States Bankruptcy Code, then all indebtedness under this Debenture shall automatically be due immediately without notice of any kind.  Holder shall also have any other rights which Holder may have been afforded under any contract or agreement at any time and any other rights which Holder may have pursuant to applicable law.  Holder may exercise any and all of its remedies under the Security Agreement contemporaneously or separately from the exercise of any other remedies hereunder or under applicable law.

8.             Payment of the principal and interest on this Debenture shall be made in money of the United States of America which at the time of payment is legal tender for the payment of public and private debts, by wire transfer in immediately available funds to such account as the Holder shall from time to time have designated to the Issuer in writing, or, if requested by the Holder, by certified or back cashier’s check payable to the Holder, mailed to the Holder at the address set forth herein, or such other address as shall be designated in writing by the Holder to the Issuer.

9.             Any and all payments made by the Issuer in respect of this Debenture shall be applied first to payment of the fees and charges due under this Debenture, second to payment of accrued and unpaid interest, and then to payment of the outstanding principal amount of this Debenture.

10.           All calculations and applications of amounts due on any date, whether by acceleration or otherwise, shall be made by the Holder, and the Issuer agrees that all such calculations and applications shall be conclusive and binding absent manifest error.

11.           The Issuer may, at its option, upon thirty (30) days’ advance written notice to the Holder, prepay all of the principal balance of this Debenture, without penalty or premium, together with accrued and unpaid interest through the date of prepayment.  Any prepayment must occur on a regularly scheduled Interest Payment Date.  The Issuer’s right to prepay this Debenture is subject to the right of the Holder to convert this Debenture as contemplated herein.

12.           This Debenture is secured by all assets, property rights and interests of the Issuer and shall be senior to all other indebtedness of the Issuer, except for certain bank guarantees up to an aggregate amount of one million dollars ($1,000,000), as required by certain customers of the Issuer in accordance with the Security Agreement.

13.           The Issuer hereby waives presentment, notice of dishonor, protest and notice of protest, and any or all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Debenture.

14.           In case any principal of or interest on this Debenture is not paid when due, or any other Event of Default shall occur, the Issuer shall be liable for, and agrees to pay, in addition to principal and interest hereunder, all costs of enforcement and collection of this Debenture incurred by the Holder, including, without limitation, reasonable attorney’s fees, disbursements and court costs.  In addition, if an Event of Default shall occur, the Issuer shall pay all reasonable attorney’s fees and disbursements incurred by the Holder in obtaining advice as to its rights and remedies in connection with such default.

15.           All communications under this Debenture shall be in writing and shall be personally delivered or sent prepaid by first class registered or certified mail with return receipt requested, or by recognized overnight delivery service to the respective addresses set forth below (or such other addresses as may be furnished in writing by the Holder and the Issuer).

(a)  To the Issuer:

Microfluidics International Corporation

30 Ossipee Street

Newton, Massachusetts   02464-9101

            Attention:  President

(b)  To the Holder:

at such address set forth on Schedule I hereto

16.           Subject to applicable securities laws, this Debenture and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the parties hereto; provided, however, that neither party may assign or transfer its rights or obligations hereunder without the prior written consent of the other party except to (i) its Affiliates or (ii) an entity that is the successor to substantially all of the business or assets of the assigning party relating to the performance of this Agreement.

17.           This Debenture may be modified or amended or the provisions hereof waived only with the written consent of the Holder and the Issuer.

18.           This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware applicable to instruments made and to be performed wholly within that state.  If any provision of this Debenture is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision of this Debenture.

19.           EACH OF THE ISSUER AND THE HOLDER AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS DEBENTURE MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS.  EACH OF THE ISSUER AND THE HOLDER CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE HOLDER AT ITS ADDRESS SET FORTH ABOVE, AND TO THE ISSUER AT ITS ADDRESS SET FORTH BELOW OR TO ANY OTHER ADDRESS AS MAY APPEAR IN THE HOLDER’S RECORDS AS THE ADDRESS OF THE ISSUER.

IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS DEBENTURE, EACH OF THE HOLDER AND THE ISSUER WAIVES TRIAL BY JURY, AND THE ISSUER ALSO WAIVES (I) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE AND (II) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

IN WITNESS WHEREOF, the Issuer has caused this Debenture to be duly executed and delivered.

Microfluidics International Corporation

By:	/s/ Michael C. Ferrara
Michael C. Ferrara, President and Chief Executive Officer

Schedule I

Address for Notice Purposes:

Global Strategic Partners, LLC

11755 Wilshire Blvd., Suite 2000

Los Angeles, CA 90025

Attention: Charles Kim

Telephone: 310-405-7431

Facsimile: 310-998-8553

ckim@abraxisbio.com

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